                                                                   EXHIBIT 10.17




                               EXCHANGE AGREEMENT




              ----------------------------------------------------




                          Harken  Energy  Corporation,
                           Harken Capital Corporation

                                      and

                                  Sidro S.A.,
                          Lambertine Holdings Ltd, and
                    Rauscher Pierce & Clark (Guernsey) Ltd.






              ----------------------------------------------------




                               December 24, 1997

                               TABLE OF CONTENTS

                                                                                                             Page
ARTICLE I -- Definitions and References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1.     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.     References and Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II -- Restrictions on Transfer of Company Shares  . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.1.     Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.2.     Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.4.     Improper Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III -- Investors Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 3.1.     Exercise of Investors' Option . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 3.2.     Number of Harken Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 3.3.     Closing of Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 3.4.     Harken's Cash Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE IV -- Harken Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 4.1.     Exercise of Harken's Option . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 4.2.     Number of Harken Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 4.3.     Amount of Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 4.4.     Closing of Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE V -- Issuance of Additional Harken Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 5.1.     Issuance of Additional Shares . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 5.2.     Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VI -- Harken Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . .   9
         Section 6.1.     Organization and Corporate Authority  . . . . . . . . . . . . . . . . . . . . . .   9
         Section 6.2.     Qualification to do Business  . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 6.3.     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 6.4.     Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 6.5.     Authority of Harken . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 6.6.     Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 6.7.     Governmental Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 6.8.     Reports and Financial Statements of Harken  . . . . . . . . . . . . . . . . . . .  11
         Section 6.9.     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 6.10.    Harken Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.11.    Absence of Bankruptcy Proceedings . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.12.    No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.13.    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.14.    Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VII -- Investors Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . .  13
         Section 7.1.     Organization and Corporate Authority  . . . . . . . . . . . . . . . . . . . . . .  13
         Section 7.2.     Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 7.3.     Authority of Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 7.4.     Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 7.5.     Governmental Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.6.     Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.7.     Disclosure of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.8.     Accredited Investor and Experience  . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.9.     Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.10.    Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.11.    Title to Company Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.12.    Organization and Corporate Authority of Company . . . . . . . . . . . . . . . . .  15
         Section 7.13.    Qualification of Company to Business  . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.14.    Company Charter and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.15.    Capitalization of the Company . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 7.16.    No Prior or Future Activities . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 7.17.    Continuing Representations and Warranties . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VIII -- Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 8.1.     Assignment by Investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 8.2.     Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. . . .  17
         Section 8.3.     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 8.4.     Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 8.5.     Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 8.6.     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 8.7.     Waivers and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 8.8.     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 8.9.     Binding Effect; No Assignment; No Third Party Benefit . . . . . . . . . . . . . .  19
         Section 8.10.    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 8.11.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 8.12.    United States Dollars . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 8.13.    Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . .  20
         Section 8.14.    Rights as Stockholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 8.15.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 8.16.    Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 8.17.    Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.18.    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 8.19.    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (this "Agreement") is made as of the 24th day of December, 1997, by and among HARKEN ENERGY CORPORATION, a Delaware corporation (herein called "Harken"), HARKEN CAPITAL CORPORATION, a Delaware corporation (herein called the "Company"), and SIDRO S.A., LAMBERTINE HOLDINGS LTD, and RAUSCHER PIERCE & CLARK (GUERNSEY) LTD.,who are as of the date hereof the sole stockholders of the Company (such stockholders herein collectively called "Investors"). In consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                           Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections or subsections referred to below:

         "Allocated NPI Payments" shall mean, with respect to an Exchange by an Investor pursuant to Article III or IV, the aggregate amount of the payments received by the Company pursuant to Section 3.7 of the Development Finance Agreement that have been distributed by the Company to such Investor through the Exchange Date of such Exchange.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day in which banks in the State of Texas are closed.

         "Capital Contribution" shall mean, with respect to an Investor, the capital contribution made by such Investor in cash to the Company in exchange for the issuance by the Company to such Investor of Company Shares, the amount of such capital contribution and the number of such Company Shares being set forth opposite such Investor's name on Annex I hereto.

         "Company Shares" shall mean shares of the Common Stock, par value $.01 per share, of the Company.

         The "Current Market Price" of the Harken Shares on any date shall be deemed to be the average of the daily closing prices for the Harken Shares for the 10 Trading Days immediately preceding the day in question. The closing price for each such Trading Day shall be the closing sales price on the principal national stock exchange or stock market on which the Harken Shares are then listed, or, if not reported for such exchange or market, on the composite tape, or, in case no such sale takes place on such Trading Day, the average of the reported closing bid and asked quotations on such exchange or market, or, if the Harken Shares are not listed on any national stock exchange or stock market, or no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Association of Securities Dealers" Automated Quotations System or a similar organization. Such closing prices shall be appropriately adjusted to take into account any stock split, reverse stock split or stock dividend with respect to the Harken Shares that occurs within such 10- Trading Day period.

         "Development Finance Agreement" shall mean the Development Finance Agreement dated the Effective Date between Harken and the Company, entered into in connection with this Agreement.

         "Effective Date" shall mean the date of this Agreement.

         "Exchange" shall mean the exchange of Company Shares for (a) Harken Shares or cash pursuant to Investors" Option as provided for in Article III or
(b) Harken Shares or cash pursuant to Harken's Option as provided for in
Article IV.

 "Exchange Date" shall  have the respective meanings assigned to it in Sections
                                 3.1 and 4.1.

         "Exchange Period" shall mean the period from and including the first anniversary of the Effective Date to and including the third anniversary of the Effective Date.

         "Governmental Authority" shall mean (a) the United States of America or any state within the United States of America, (b) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state within the United States of America, and (c) in the case of the representations, warranties and covenants of an Investor, the jurisdiction of organization of such Investor or any political subdivision of such jurisdiction or any court or any governmental department, commission, board, bureau, agency or other instrumentality of such jurisdiction or political subdivision thereof.

         "Harken Shares" shall mean shares of the Common Stock, par value $.01 per share, of Harken, or shares of any class or classes of capital stock of Harken resulting from any reclassification or reclassifications thereof.

         "Harken's Option" shall have the meaning assigned to it in Article IV.

         "Harken's SEC Filings" shall have the meaning assigned to it in
Section 6.8.

         "Investors" Option" shall have the meaning assigned to it in Article
III.

         "Law" shall mean any applicable statute, law, ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the Effective Date between Harken and Investors, entered into in connection with this Agreement.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Trading Day" shall mean any day on which the principal securities exchange or quotation system on which the Harken Shares are then listed is open for trading on a regular basis.

         Section 1.2. References and Titles. All references in this Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.


                                   ARTICLE II

                   Restrictions on Transfer of Company Shares

         Section 2.1. Restrictions on Transfer. Each Investor agrees that, during the period commencing on the Effective Date and ending on the Business Day next following the later of (a) the termination of the Exchange Period and (b) the consummation of any Exchange made by such Investor pursuant to Article III or IV, such Investor will not, directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge, or otherwise dispose of any of its Company Shares except in accordance with the terms of this Agreement.

         Section 2.2.       Legend.   Each Investor agrees that the
certificates representing all Company Shares owned by such Investor shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

         "THE SHARES OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON THE TRANSFER THEREOF AS SET FORTH IN AN EXCHANGE AGREEMENT DATED DECEMBER ____, 1997, BY AND AMONG HARKEN ENERGY CORPORATION, HARKEN CAPITAL CORPORATION AND THE STOCKHOLDERS OF HARKEN CAPITAL CORPORATION, A COPY OF WHICH HAS BEEN DEPOSITED WITH HARKEN CAPITAL CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS. A COPY OF THE EXCHANGE AGREEMENT MAY BE OBTAINED BY THE REGISTERED HOLDER OF SUCH SHARES FROM HARKEN CAPITAL CORPORATION, WITHOUT CHARGE, UPON REQUEST TO HARKEN CAPITAL CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

         Section 2.3. Permitted Transfers to Subsidiaries. Notwithstanding any other provision of this Agreement, each Investor shall have the right, without the prior consent of Harken or the Company, to assign or otherwise transfer all (but not less than all) of its Company Shares to a wholly-owned subsidiary of such Investor for so long as such subsidiary shall remain a wholly-owned subsidiary of such Investor and provided that such Investor shall remain personally obligated for its duties and obligations hereunder. Any assignee pursuant to a permitted assignment or transfer of Company Shares under this Section 2.3 must execute, prior to such assignment or transfer, a written acknowledgment, in form and substance satisfactory to Harken, that such assignee has become a party to this Agreement as if it had been the original "Investor" hereto and that it agrees to be bound by all the terms and provisions hereof.

         Section 2.4. Improper Transfers. Any attempt by an Investor to transfer or encumber any of its Company Shares not in accordance with the terms of this Agreement shall be void and ineffective, and the Company shall not give any effect to such attempted transfer or encumbrance in its stock transfer records or otherwise.


                                  ARTICLE III

                               Investors Exchange

         Harken hereby grants to each Investor the option (herein called the "Investors" Option") to exchange all (but not less than all) of the Company Shares owned by such Investor for Harken Shares on the following terms and conditions (herein called "Exchange"):

         Section 3.1. Exercise of Investors' Option. The Investors" Option can only be exercised by the delivery to Harken within the Exchange Period of a written notice from an Investor, which notice shall be in the form of Exhibit A hereto, stating that such Investor thereby elects to exercise the Investors" Option. An Investor may exercise the Investors" Option at any time during the Exchange Period, provided, however, that such exercise must be for the exchange of 100% of the Company Shares owned by such Investor. Such exercise shall be irrevocable. Each Investor shall have the right to exercise the Investors' Option individually and without the joinder of any other Investor. Upon termination of the Exchange Period, the Investors" Option shall terminate and Investors shall have no further right or option to exchange their Company Shares for Harken Shares pursuant to the Investors" Option. For purposes of this Article III, the term "Exchange Date" shall mean, with respect to any Exchange by an Investor pursuant to this Article III, the date of delivery to Harken of Investor's notice of such Exchange pursuant to this
Section 3.1.

         Section 3.2. Number of Harken Shares. The aggregate number of Harken Shares to be issued to an Investor upon an Exchange by such Investor pursuant to this Article III shall be determined pursuant to the following formula:

         HS = CC / CMP

where, for purposes of this Article III:

         "HS"      shall mean the aggregate number of Harken Shares to be
issued to such Investor upon such Exchange.

         "CC" shall mean the remainder of (a) the Capital Contribution of such Investor minus (b) such Investor's Allocated NPI Payments, together with an amount equal to interest on the positive balance of such remainder as it exists from time to time during the period commencing on the Business Day next following the Effective Date and ending on and including the Exchange Date at the rate of fifteen percent (15%) per annum, compounded monthly on the first day of each calendar month.

         "CMP"     shall mean the Current Market Price per share of the Harken
Shares as of the Exchange Date.

The number of Harken Shares determined pursuant to such formula shall be rounded up or down to the next whole number, and no fractional Harken Shares shall be issued.

         Section 3.3. Closing of Exchange. The closing and consummation of any Exchange by an Investor pursuant to this Article III shall occur not later than three Business Days following the Exchange Date of such Exchange.
At such closing, such Investor shall
transfer and deliver all of its Company Shares to Harken, and as soon as possible after such closing (but in any event not later than 30 days after such closing) Harken shall issue and deliver to such Investor the number of Harken Shares required for such Exchange pursuant to Section 3.2.

         Section 3.4. Harken's Cash Option. Notwithstanding anything to the contrary contained in this Article III, Harken shall have the option to pay cash to an Investor upon any Exchange by such Investor pursuant to this Article III in lieu of issuing Harken Shares. If, in connection with such an Exchange, Harken determines to pay cash to an Investor in lieu of issuing Harken Shares,
(a) it must pay cash for all the Company Shares owned by such Investor and (b) it must notify such Investor of such determination within three Business Days following Harken's receipt of such Investor's notice of such Exchange. The aggregate amount of cash to be paid to such Investor upon such Exchange shall be equal to such Investor's CC for such Exchange. Such payment shall be made to such Investor at the closing of such Exchange by wire transfer in immediately available funds to a bank account designated by such Investor.


                                   ARTICLE IV

                                Harken Exchange

         Investors hereby grant to Harken the option (herein called "Harken's Option") to exchange, on a one-time basis, all (but not less than all) of the Company Shares owned by all Investors for Harken Shares or cash on the following terms and conditions (herein also called "Exchange"):

         Section 4.1. Exercise of Harken's Option. Harken's Option can only be exercised by the delivery within the Exchange Period to all Investors who have not previously elected to make an Exchange pursuant to Article III of a written notice from Harken stating that Harken thereby elects to exercise Harken's Option and specifying whether such Exchange will be made for Harken Shares or cash. Such exercise shall be irrevocable. Harken may make an Exchange pursuant to this Article IV solely for Harken Shares or solely for cash but not for a combination of Harken Shares and cash (i.e., all such Investors shall receive in such Exchange the same type of consideration). Upon termination of the Exchange Period, Harken's Option shall terminate and Harken shall have no further right or option to exchange Company Shares for Harken Shares or cash pursuant to Harken's Option. For purposes of this Article IV, the term "Exchange Date" shall mean, with respect to any Exchange pursuant to this Article IV, the date of delivery to Investors of Harken's notice of such Exchange pursuant to this Section 4.1.

         Section 4.2. Number of Harken Shares. The aggregate number of Harken Shares to be issued to an Investor making an Exchange pursuant to this
Article IV (if such Exchange
involves the delivery to Investors of Harken Shares) shall be determined pursuant to the following formula:

         HS = CC / CMP

where, for purposes of this Article IV:

         "HS"      shall mean the aggregate number of Harken Shares to be
issued to such Investor upon such Exchange.

         "CC" shall mean the remainder of (a) the Capital Contribution of such Investor minus (b) such Investor's Allocated NPI Payments, together with an amount equal to interest on the positive balance of such remainder as it exists from time to time during the period commencing on the Business Day next following the Effective Date and ending on and including the Exchange Date at the rate of twenty-five percent (25%) per annum, compounded monthly on the first day of each calendar month.

         "CMP"     shall mean the Current Market Price per share of the Harken
Shares as of the Exchange Date.

The number of Harken Shares determined pursuant to such formula shall be rounded up or down to the next whole number, and no fractional Harken Shares shall be issued.

         Section 4.3. Amount of Cash. The aggregate amount of cash to be paid to an Investor making an Exchange pursuant to this Article IV (if such Exchange involves the payment to Investors of cash) shall be equal to such Investor's CC for such Exchange.

         Section 4.4. Closing of Exchange. The closing and consummation of any Exchange pursuant to this Article IV shall occur not later than three Business Days following the Exchange Date of such Exchange. At such closing, all Investors who have not previously elected to make an Exchange pursuant to
Article III shall transfer and deliver all their Company Shares to Harken, and as soon as possible after such closing (but in any event not later than 30 days after such closing) Harken shall issue and deliver to such Investors the number of Harken Shares or pay or cause to be paid to such Investors the amount of cash required for such Exchange pursuant to Section 4.2 or 4.3. Harken's cash payment shall be made by wire transfer in immediately available funds to a bank account or accounts designated by Investors.

                                   ARTICLE V

                      Issuance of Additional Harken Shares

         As additional consideration for the grant by Investors to Harken of Harken's Option, Harken hereby agrees to issue additional Harken Shares to Investors on the following terms and conditions:

         Section 5.1. Issuance of Additional Shares. The following provisions shall apply with respect to any Investor that makes an Exchange for Harken Shares pursuant to Article III or IV:

         (a) If, as of such Investor's Deficiency Determination Date, the Realized Proceeds with respect to such Investor's Exchange Shares are less than the Invested Amount with respect to such Exchange Shares, then, within 30 Business Days after such Investor's Deficiency Determination Date, Harken shall issue and deliver to such Investor additional Harken Shares in an amount equal to A divided by B, where "A" is equal to the Deficiency Amount with respect to such Exchange Shares, and where "B" is equal to the Current Market Price per share of the Harken Shares as of such Investor's Deficiency Determination Date. The number of additional Harken Shares determined pursuant to such formula shall be rounded up or down to the next whole number, and no fractional Harken Shares shall be issued.

         (b) Notwithstanding the foregoing, provided Harken complies with all its obligations under the Registration Rights Agreement, an Investor shall not be entitled to receive any additional Harken Shares pursuant to Section 5.1(a) unless each Exchange Share issued to such Investor is sold by such Investor in an open market transaction prior to the end of the Selling Period applicable to such Exchange Share. Each Investor shall use its reasonable best efforts to sell its Exchange Shares in an orderly manner designed not to materially disrupt the public market for the Harken Shares; provided, however, that public sales by Investors, on a combined basis, of up to an aggregate of 50,000 Exchange Shares per Trading Day shall not be subject to such manner of sale restriction.

         (c) If the combined public sales by Investors of Exchange Shares in any one Trading Day exceeds an aggregate of 50,000 shares, then (i) the Realized Proceeds with respect to the Exchange Shares sold on such Trading Day in excess of 50,000 shares which are sold by an Investor at a price per share (prior to any commissions, fees or costs) less than the Current Market Price at which such Exchange Shares were issued to such Investor and (ii) that portion of such Investor's Invested Amount that is attributable to such Exchange Shares, shall not be taken into account in determining the number of additional Harken Shares issuable to such Investor pursuant to Section 5.1(a).

         Section 5.2.       Certain Definitions.  As used in this Article V:

         (a) "Deficiency Amount" shall mean, with respect to an Investor's Exchange Shares, A minus B, where "A" is equal to the Invested Amount with respect to such Exchange Shares, and where "B" is equal to the Realized Proceeds with respect to such Exchange Shares.

         (b) "Deficiency Determination Date" shall mean, with respect to an Investor, the Business Day next following the expiration of the Selling Period applicable to such Investor's Exchange Shares.

         (c) "Exchange Shares" shall mean all Harken Shares issued to an Investor as a result of an Exchange pursuant to this Agreement.

         (d) "Invested Amount" shall mean, with respect to an Investor's Exchange Shares, the aggregate amount of such Investor's CC (as defined in Articles III and IV, respectively) for the Exchange pursuant to which such Exchange Shares were issued.

         (e) "Realized Proceeds" shall mean, with respect to an Investor's Exchange Shares, the aggregate gross proceeds actually received by such Investor (prior to any commissions, fees or costs) from the sale or sales of such Exchange Shares.

         (f) "Selling Period" shall mean, with respect to the Harken Shares issued to an Investor pursuant to an Exchange, the period of 120 Trading Days following the later of (i) the date the Securities Act registration statement covering such Harken Shares filed by Harken pursuant to the Registration Rights Agreement first became effective and (ii) the date of issuance of such Harken Shares; provided, however, that if the quotient obtained by dividing (x) the total number of Harken Shares issued to all Investors pursuant to such Exchange by (y) 120, is greater than 50,000, then such 120-Trading Day period shall be extended to equal the number of Trading Days (rounded up to the next whole number) determined by dividing (x) the total number of Harken Shares issued to all Investors pursuant to such Exchange by
(y) 50,000; and provided, further, that the Selling Period shall be subject to further extension as provided in Section 5 of the Registration Rights Agreement. If the Selling Period applicable to Harken Shares issued pursuant to an Exchange (a "Later Exchange") overlaps with the Selling Period applicable to Harken Shares issued pursuant to a prior Exchange (a "Prior Exchange"), the calculation called for by the first proviso contained in the immediately preceding sentence with respect to the Harken Shares issued pursuant to the Later Exchange shall be made by taking into account under each clause (x) of such proviso, in addition to the Harken Shares issued pursuant to the Later Exchange, the number of Harken Shares issued pursuant to the Prior Exchange that remain unsold by Investors at the commencement of the Selling Period applicable to the Harken Shares issued pursuant to the Later Exchange. Notwithstanding the foregoing, in no event shall the Selling Period applicable to the Harken Shares issued to an Investor pursuant to an Exchange extend beyond the closing date of the sale of the last of such

Harken Shares to be sold by such Investor. An Investor shall notify Harken when such last sale occurs.


                                   ARTICLE VI

                Harken Representations, Warranties and Covenants

         Harken hereby represents and warrants to and covenants with Investors as follows:

         Section 6.1. Organization and Corporate Authority. Harken is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to carry on its business as now conducted and to own, lease and operate all properties and assets now owned, leased or operated by it.

         Section 6.2. Qualification to do Business. Harken is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, except jurisdictions in which the failure so to qualify would not have a material adverse effect on Harken's business, properties, financial condition or results of operations.

         Section 6.3. Capitalization. The authorized capital stock of Harken consists of 150,000,000 Harken Shares, of which 117,725,284 are issued and outstanding, and 10,000,000 shares of preferred stock, par value $1.00 per share, none of which is outstanding. Harken has 22,822,236 Harken Shares reserved for issuance upon exercise of stock options, warrants and other rights to acquire Harken Shares. All of the outstanding shares of capital stock of Harken are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         Section 6.4. Finders' Fees. No broker or finder has acted on behalf of Harken in connection with this Agreement or the transactions contemplated herein.

         Section 6.5. Authority of Harken. Harken has the corporate power to enter into, and be bound by the terms and conditions of, this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder, and the execution and delivery by Harken of this Agreement and the Registration Rights Agreement and the performance by Harken of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action of Harken. This Agreement has been duly executed and delivered by Harken and constitutes, and each other agreement or document executed or to be executed by Harken in connection with the transactions contemplated hereby has been, or when executed, will be, duly executed and delivered by Harken and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Harken enforceable against Harken in accordance with their respective terms, except to the extent enforcement may be limited (a) by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors" rights generally, (b) by legal and equitable limitations on the availability of equitable remedies, including without limitation specific performance against Harken under or by virtue of this Agreement and (c) by public policy considerations with respect to the rights of indemnification under the Registration Rights Agreement.

         Section 6.6. Non-Contravention. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by Harken, and the issuance of Harken Shares by Harken in accordance with this Agreement, will not (a) conflict with or result in a violation of any provision of Harken's charter or bylaws, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which Harken is a party or by which Harken or any of its properties or assets may be bound, which conflict, violation, default, termination, cancellation or acceleration could reasonably have a material adverse effect on Harken's business, properties, financial condition or results of operations, (c) result in the creation or imposition of any lien or incumbrance upon the properties or assets of Harken, or (d) result in a violation by Harken of any Law or any judgment, order, decree, rule or regulation of any Governmental Authority to which Harken is subject; provided, however, that no such representations or warranties are made by Harken with respect to compliance with any foreign securities laws.

         Section 6.7. Governmental Consents. Except for (a) those that have been duly obtained, (b) routine filings and orders that may be required under Regulation D promulgated under the Securities Act or under any applicable state securities or Blue Sky laws in connection with the future issuance of Harken Shares pursuant to this Agreement, and the approval by the American Stock Exchange of the listing of such Harken Shares on such exchange (which Harken will obtain prior to the issuance of such shares), and (c) those required under the Securities Act and any applicable state securities or Blue Sky laws in connection with the performance by Harken of its obligations under the Registration Rights Agreement, no consent, order, approval or authorization of, or declaration, filing, or registration with, any Governmental Authority is required to be obtained or made by Harken in connection with the execution, delivery or performance by Harken of this Agreement or the Registration Rights Agreement; provided, however, that no such representations or warranties are made by Harken with respect to compliance with any foreign securities laws.

         Section 6.8. Reports and Financial Statements of Harken. Harken has heretofore delivered to Investors true and complete copies of all definitive Form 10-K annual reports, Form 10-Q quarterly reports and proxy statements filed by Harken with the SEC from and after January 1, 1997 (herein collectively called "Harken's SEC Filings"). As of their respective dates, Harken's SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Harken does not have any debts, liabilities, or obligations, whether accrued, contingent, unasserted or otherwise, and whether due or to become due, which are not reflected in the financial statements contained in Harken's SEC Filings and would be required to be so reflected under generally accepted accounting principles, except those incurred in the ordinary course of business since the date of the most recent audited financial statements contained in Harken's SEC Filings. Since such date and except as otherwise disclosed in Harken's SEC Filings, Harken has conducted its business in the ordinary course consistent with past practice and there has not been any material adverse change in the business, properties, financial condition or results of operations of Harken or in its relationship with lenders, suppliers, customers, employees or others, whether such changes have occurred in the ordinary course of business or otherwise.

         Section 6.9. Disclosure. All written information provided by Harken and its officers, directors, agents, representatives and employees to Investors in connection with this Agreement which is not part of Harken's SEC Filings has been prepared in good faith by Harken and does not contain any untrue statement of a material fact or, considered in its entirety along with Harken's SEC Filings, omit to state therein a material fact (other than those facts generally recognized to be industry risks normally associated with the oil and gas business) necessary to make the statements made therein not misleading. Harken does not know of any facts (other than those facts generally recognized to be industry risks normally associated with the oil and gas business) related to its business, properties, financial condition or results of operations which have not been disclosed orally or in writing to Investors and which presently or will materially and adversely affect such business, properties, financial condition or results of operations or the ability of Harken to perform its obligations under this Agreement or the Registration Rights Agreement.

         Section 6.10. Harken Shares. The Harken Shares issuable to Investors pursuant to this Agreement have been, or when issued hereunder, will have been, duly authorized for issuance pursuant hereto and, when issued and delivered by Harken pursuant hereto, will be validly issued, fully paid and non-assessable and will be free and clear of any claim, lien, pledge, option, charge, security interest or encumbrance of any nature whatsoever created by Harken. The issuance of Harken Shares under this Agreement is not subject to any preemptive rights. Harken shall, prior to the issuance of Harken Shares pursuant to this Agreement, cause such Harken Shares to be listed on each securities exchange or quotation system on which outstanding Harken Shares are then listed.

         Section 6.11. Absence of Bankruptcy Proceedings. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by or, to the knowledge of Harken, threatened against Harken or any of its subsidiaries that are named in the audited financial statements contained in Harken's SEC Filings.

         Section 6.12. No Defaults. Harken is not (a) in violation of any provision of its charter or bylaws, (b) in breach, violation or default, in any material respect, of or under any material contract, lease, commitment or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a breach, violation or default or (c) in material violation of any Law.

         Section 6.13. Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Harken, threatened against or affecting Harken or any properties or rights of Harken by or before any Governmental Authority that (a) relates to or challenges the legality of this Agreement or the Registration Rights Agreement, (b) would reasonably be expected to have a material adverse effect upon the business, properties, financial condition or results of operations of Harken (except as disclosed in Harken's SEC Filings) or (c) would reasonably be expected to impair the ability of Harken to perform fully on a timely basis any obligations that it has under this Agreement or the Registration Rights Agreement.

         Section 6.14. Compliance with Laws. Harken is in compliance in all material respects with all Laws in all jurisdictions in which Harken is presently doing business and where the failure to effect such compliance would reasonably be expected to have a material adverse effect upon the business, properties, financial condition or results of operations of Harken.

         Section 6.15. Company Board. During the Exchange Period, Harken will furnish representatives to serve on the Board of Directors of the Company and will cause such representatives to so serve, if elected by the stockholders of the Company.


                                  ARTICLE VII

              Investors Representations, Warranties and Covenants

         A. Each Investor hereby severally represents and warrants to and covenants with Harken as follows:

         Section 7.1. Organization and Corporate Authority. Such Investor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with corporate power and authority to carry on its business as now conducted and to own, lease and operate all properties and assets now owned, leased or operated by it.

         Section 7.2. Finders' Fees. No broker or finder has acted on behalf of Investor in connection with this Agreement or the transactions contemplated herein.

         Section 7.3. Authority of Investor. Investor has the corporate power to enter into, and be bound by the terms and conditions of, this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder, and the execution and delivery by Investor of this Agreement and the Registration Rights Agreement and the performance by Investor of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action of Investor. This Agreement has been duly executed and delivered by Investor and constitutes, and each other agreement or document executed or to be executed by Investor in connection with the transactions contemplated hereby has been, or when executed, will be, duly executed and delivered by Investor and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Investor enforceable against Investor in accordance with their respective terms, except to the extent enforcement may be limited (a) by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors" rights generally, (b) by legal and equitable limitations on the availability of equitable remedies, including without limitations specific performance against Investor under or by virtue of this Agreement and (c) by public policy considerations with respect to the rights of indemnification under the Registration Rights Agreement.

         Section 7.4. Non-Contravention. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by Investor will not (a) conflict with or result in a violation of any provision of Investor's organizational documents, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which Investor is a party or by which it or any of its properties or assets may be bound, which conflict, violation, default, termination, cancellation, or acceleration would have a material adverse effect on the ability of Investor to perform its obligations hereunder, (c) result in the creation or imposition of any lien or incumbrance upon the properties or assets of Investor, which lien or incumbrance would have a material adverse effect on the ability of Investor to perform its obligations hereunder, or (d) result in a violation by Investor of any Law or any judgment, order, decree, rule or regulation of any Governmental Authority to which Investor is subject.

         Section 7.5. Governmental Consents. Except for those that have been duly obtained, no consent, order, approval or authorization of, or declaration, filing, or registration with, any Governmental Authority is required to be obtained or made by Investor in connection with the execution, delivery or performance by Investor of this Agreement.

         Section 7.6. Investment Intent. Upon issuance pursuant to this Agreement, Investor will acquire the Harken Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part of the Harken Shares, except (a) in an offering covered by a registration statement filed with the SEC under the Securities Act covering the Harken Shares or (b) pursuant to an applicable exemption under the Securities Act.

         Section 7.7. Disclosure of Information. Investor represents that it has had an opportunity to ask questions of and receive answers from Harken regarding Harken, its businesses, properties, financial condition, operations and plan of business, the Harken Shares and all matters relating thereto.

         Section 7.8. Accredited Investor and Experience. Investor acknowledges that it is an Accredited Investor within the meaning of Regulation D under the Securities Act, can bear the economic risk of any investment in Harken Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of any investment in Harken Shares. Investor represents that it has not been organized for the purpose of acquiring any Harken Shares.

         Section 7.9. Restricted Securities. Investor understands that any Harken Shares that are issued pursuant to this Agreement will not have been registered pursuant to the Securities Act, any other federal securities law, any applicable foreign securities law or any applicable state securities or Blue Sky law, that such shares will be characterized as "restricted securities" under the United States securities laws and that under such laws and applicable regulations such shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

         Section 7.10. Legend. Investor understands and agrees that the certificates representing any Harken Shares issued pursuant to this Agreement shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SHARES ARE FIRST REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         Section 7.11. Title to Company Shares. Investor is (and at the closing of any Exchange by Investor pursuant to Article III or IV will be) the sole record and beneficial owner of, and upon consummation of any such Exchange Harken will acquire good, valid and marketable title to, the number of Company Shares set for opposite the name of such Investor on Annex I, free and clear of all liens, charges, pledges, options, security interests, claims, restrictions and other encumbrances of any type or description. Investor has made to the Company the Capital Contribution set forth opposite its name on Annex I hereto.

         B. Each Investor hereby severally represents and warrants to and covenants with Harken that it has not authorized, approved or taken and will not authorize, approve or take, directly or indirectly, in its capacity as a stockholder of the Company or otherwise, any action that would make any of the following statements in Sections 7.12, 7.13, 7.14, 7.15 and 7.16 inaccurate or untrue, and, to the best knowledge of such Investor, all such statements are true and correct:

         Section 7.12. Organization and Corporate Authority of Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to carry on its business as now conducted and to own, lease and operate all properties and assets now owned, leased or operated by it.

         Section 7.13. Qualification of Company to Business. The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification.

         Section 7.14. Company Charter and Bylaws. The Company has delivered to Harken accurate and complete copies of (i) the Certificate of Incorporation and Bylaws of the Company as currently in effect, (ii) the stock records of the Company and (iii) the minutes of all meetings of the Company's Board of Directors, any committees of such Board and the Company's stockholders (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect the stock ownership of the Company and all actions taken by the Company's Board, any committees of such Board and the Company's stockholders.

         Section 7.15. Capitalization of the Company. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, par value $.01 per share, of which 7,000 shares are outstanding. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. All issuances and sales by the Company of shares of its capital stock have been effected in compliance with all applicable Laws. The Company Shares set forth on Annex I constitute (and at the closing of any Exchange pursuant to Article III or IV will constitute) all the outstanding shares of capital stock of the Company. Except as set forth on Annex I, there are (and as of the closing of any Exchange pursuant to Article III or IV there will be) outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities and (iv) no equity equivalents, interests in the ownership or earnings of or other similar rights of or with respect to the Company.

         Section 7.16. No Prior or Future Activities. The Company was formed solely for the purpose of entering into the Development Finance Agreement, and, except for liabilities or obligations incurred in connection with its incorporation and maintaining its corporate status and good standing, has not incurred and will not incur, and does not have, any liabilities or obligations, has not engaged in and will not engage in any business, activities or transactions, and has not entered into and will not enter into any contracts, agreements or arrangements, in each case of any type or kind whatsoever, except for this Agreement and the Development Finance Agreement and its obligations and the performance thereof hereunder and thereunder.

         C.        Each Investor agrees that:

         Section 7.17. Continuing Representations and Warranties. The representations, warranties and covenants of Investor made in this Article VII shall remain true and accurate during the period commencing on the Effective Date and ending on the Business Day next following the later of (a) the termination of the Exchange Period and (b) the consummation of any Exchange made pursuant to Article III or IV, and Investor shall not take any action nor permit any action to be taken which would cause any of such representations, warranties and covenants to become untrue, inaccurate or breached. Investor acknowledges and agrees that Harken may rely on this Section in connection with any issuance of Harken Shares pursuant to this Agreement.


                                  ARTICLE VIII

                                 Miscellaneous

         Section 8.1. Assignment by Investors. Investors shall not assign, sell, transfer, convey, mortgage or pledge all or any part of its rights and obligations hereunder or create a security interest therein without the prior written consent of Harken.

         Section 8.2. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case Harken after the Effective Date (a) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other person to consolidate with or merge into Harken and Harken shall be the continuing or surviving person but, in connection with such consolidation or merger, the Harken Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other person, or (d) shall effect a capital reorganization or reclassification of the Harken Shares (other than a subdivision or combination of the outstanding Harken Shares into a greater or lesser number of Harken Shares), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement, Investors upon an Exchange for Harken Shares at any time after the consummation of such transaction, shall be entitled to receive, in lieu of the Harken Shares issuable upon such Exchange prior to such consummation, the amount of securities, cash or other property to which Investors would actually have been entitled as a stockholder upon such consummation if such Exchange had occurred immediately prior thereto; provided, however, that if the transaction described in clauses (a) through (d) hereof provides an election to receive cash, securities or property, Investors shall, within 10 Business Days following written request from Harken, notify Harken of the election Investors would have made had they been stockholders of Harken, which notice shall govern the consideration to be received upon Exchange, and if no such notice is received within such 10 Business Days, Harken in its discretion may determine the consideration to which Investors are entitled as if Investors had made any of such elections. The provisions of this Section
8.2 shall apply mutatis mutandis to the issuance of Harken Shares pursuant to
Article V.

         Section 8.3.       Indemnification.

                   (a) Harken agrees to indemnify and hold harmless Investors and their directors, officers, employees, agents, partners, shareholders and affiliates from and against any and all claims, damages, losses, liabilities, penalties and expenses (including without limitation reasonable fees and disbursements of counsel) that may be incurred by or asserted against any such person, in each case arising out of or in connection with or by reason of any breach of any representation, warranty, covenant or agreement of Harken contained in this Agreement. The obligations of Harken under this Section 8.3(a) shall survive the termination of this Agreement and shall continue in effect for a period of three years thereafter, at which time such obligations shall terminate.

                   (b) Each Investor agrees to indemnify and hold harmless Harken and its directors, officers, employees, agents, partners, shareholders and affiliates from and against any and all claims, damages, losses, liabilities, penalties and expenses (including without limitation reasonable fees and disbursements of counsel) that may be incurred by or asserted against any such person, in each case arising out of or in connection with or by reason of any breach of any representation, warranty, covenant or agreement of such Investor contained in this Agreement. The obligations of Investors under this
         Section 8.3(b) shall survive the termination of this Agreement and shall continue in effect for a period of three years thereafter, at which time such obligations shall terminate.

         Section 8.4. Public Announcements. Except as set forth in the following sentence, the parties to this Agreement agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties and exercise reasonable efforts to (a) agree upon the text of a joint public announcement or statement to be made by all the parties or (b) obtain approval of the other parties to the text of a public announcement or statement to be made solely by Harken or Investors, as the case may be. Nothing contained in this Section shall be construed to require any party to obtain approval of the other parties to disclose information with respect to any disclosure (a) required by applicable Law or by any applicable rules, regulations or orders of any Governmental Authority having jurisdiction or (b) necessary to comply with disclosure requirements of any applicable stock exchange. Harken agrees that, prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement that names any Investor, Harken will notify such Investor and furnish it with a copy of the text of the proposed public announcement or statement.

         Section 8.5. Brokers. Without limiting the parties" respective representations in Sections 6.4 and 7.2, each party agrees to indemnify and hold the others harmless from and against any claim for a brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated by this Agreement to the extent such claim arises from or is attributable to the actions of such indemnifying party.

         Section 8.6. Notices. All notices, requests, demands, consents and other communications required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally, or sent by a nationally recognized overnight delivery service or by telecopy or similar facsimile transmission, or mailed by prepaid registered or certified mail, return receipt requested, to the other parties at the respective address set forth below (or to such other address as a party shall designate for itself by written notice given or made in accordance herewith):

         (a)       if to Harken, at:

                     Harken Energy Corporation
                     MacArthur Center II
                     5605 N. MacArthur Blvd., Suite 400
                     Irving, Texas 75038
                     Telephone: (972)753-6900
                     Telecopy: (972) 753-6963
                     Attention:     Mr. Bruce N. Huff, Senior Vice President and
                                    Mr. Larry E. Cummings, Vice President and
                                            General Counsel

         (b)    if to an Investor or Investors, at:

                     Rauscher Pierce & Clark Limited
                     56 Green Street, London W1Y 3RH
                     Telephone: 0171 491 2434
                     Telecopy: 0171 491 9081
                     Attention: David P. Quint

         Any such notice, request, demand, consent or other communication shall be deemed delivered and given or made on the third Business Day after the date of mailing, if mailed by registered or certified mail, or on the first Business Day after the date of transmittal, if sent by overnight delivery service or by telecopy or similar facsimile transmission (provided such telecopy or transmission is followed promptly by the mailing of the original of such notice), or on the date of delivery, if delivered personally.

         Section 8.7. Waivers and Amendments. This Agreement may be amended or supplemented only by a written instrument signed by the parties hereto. The terms of this Agreement may be waived only by a written instrument signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         Section 8.8. Governing Law. This Agreement and all actions, proceedings and matters arising out of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to the principles of conflicts of laws.

         Section 8.9. Binding Effect; No Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Unless otherwise expressly provided herein, no rights or obligations under this Agreement are assignable. Except as expressly provided in Section 8.3, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to this Agreement and their respective successors and permitted assigns.

         Section 8.10. Entire Agreement. This Agreement and the Registration Rights Agreement constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof, and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

         Section 8.11. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is determined to be invalid, illegal, or unenforceable for any reason whatsoever, such invalidity, illegality, or unenforceability shall not affect the validity, legality and enforceability of the remainder of this Agreement.

         Section 8.12. United States Dollars. All references in this Agreement to dollar amounts are to United States dollars.

         Section 8.13. Survival of Representations and Warranties. The representations and warranties of the parties made herein shall survive the execution and delivery of this Agreement, the termination of the Exchange Period and the closing of any Exchange.

         Section 8.14. Rights as Stockholder. No adjustment shall be made for dividends on any Harken Shares issued upon an Exchange. An Investor shall have none of the rights of a stockholder of Harken until Harken Shares are actually issued to it.

         Section 8.15. Counterparts. This Agreement may be executed in one or more counterparts (and separately by each party hereto), each of which shall be an original and all of which shall constitute but one and the same document.

         Section 8.16. Arbitration. Harken and Investors agree to submit to final and binding arbitration any and all disputes, claims, and/or disagreements concerning the interpretation or application of this Agreement or the Registration Rights Agreement. Any dispute, claim, and/or disagreement subject to arbitration pursuant to the terms of this Section shall be resolved by arbitration in New York, New York by three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association or any successor organization (the "Association") then in effect. Within 10 days of the initiation of an arbitration hereunder, Harken will designate one arbitrator and Investors, acting as a group, will designate one arbitrator, in accordance with the Association's rules. The appointed arbitrators will appoint a neutral arbitrator in the manner prescribed in the Association's rules. Harken and Investors agree that the decision of the three arbitrators selected hereunder will be final and binding on all parties. A judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

         Section 8.17. Consent to Jurisdiction. Subject to the provisions of Section 8.16, Harken and Investors agree that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or the Registration Rights Agreement may be commenced in the Court of the State of Texas for Dallas County, or in the United States District Court for the Northern District of Texas, and Harken and Investors consent and submit in advance to such jurisdiction and agree that venue will be proper in such courts on any such matter. Harken and Investors each hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to it. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement or the Registration Rights Agreement to enforce the same, in any appropriate jurisdiction.

         Section 8.18. Further Assurances. At any closing of any Exchange pursuant to Article III or IV, Investors shall execute and deliver to Harken such assignments, instruments and documents as may be reasonably requested by Harken to carry out the intent and purposes of this Agreement.

         Section 8.19. Expenses. All fees and expenses (including legal fees and expenses) incurred by a party in connection with the negotiation, preparation and execution of this Agreement and the Registration Rights Agreement shall be the responsibility of such party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers hereunto duly authorized as of the date first above written.


                                  HARKEN ENERGY CORPORATION


                                  By:
                                     -----------------------------------------
                                     Name: Larry E. Cummings
                                     Title:  Vice President and Secretary


                                  HARKEN CAPITAL CORPORATION


                                  By:
                                     -----------------------------------------
                                     Name: Larry E. Cummings
                                     Title: Vice President and Secretary


                                  SIDRO S.A.


                                  By:
                                     -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                                  LAMBERTINE HOLDINGS LTD


                                  By:
                                     -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                  RAUSCHER PIERCE & CLARK (GUERNSEY) LTD.


                                  By:
                                     -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                    ANNEX I



                                                                 Capital          Number of
 Investor                                                      Contribution     Company Shares
 --------                                                    ---------------    --------------
 Sidro S.A.  . . . . . . . . . . . . . . . . . . . . . .     $     3,000,000           3,000

 Lambertine Holdings Ltd.  . . . . . . . . . . . . . . .     $     2,000,000           2,000

 Rauscher Pierce & Clark (Guernsey) Ltd. . . . . . . . .     $     2,000,000           2,000
                                                             ---------------     ------------

          Totals . . . . . . . . . . . . . . . . . . . .     $     7,000,000           7,000